Exhibit 99.1

CONTACT:	MICHAEL SHRINER, PRESIDENT & CEO JAWAD CHAUDHRY, EVP, CFO & TREASURER (201) 823-0700

BCB Bancorp, Inc. Earns $3.6 Million in Second Quarter 2025;

Reports $0.18 EPS and

Declares Quarterly Cash Dividend of $0.16 Per Share

BAYONNE, N.J., July 28, 2025 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), today reported net income of $3.6 million for the second quarter of 2025, compared to a net loss of $8.3 million in the first quarter of 2025, and net income of $2.8 million for the second quarter of 2024. Earnings per diluted share for the second quarter was $0.18 compared to a loss of ($0.51) per diluted share in the preceding quarter and $0.14 in the second quarter of 2024.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.16 per share. The dividend will be payable on August 25, 2025 to common shareholders of record on August 11, 2025.

“We are pleased with the quarterly results that demonstrate that the core profitability of our Company continues to trend in a positive direction. The quarter was characterized by meaningful net interest margin expansion that was driven by the continued optimization of our balance sheet profile,” Michael Shriner, President and Chief Executive Officer of BCB Bank, explained.

“As disclosed previously, we are aggressively addressing our asset quality challenges and remained disciplined in booking loan loss provisioning expenses that supported our loan loss reserves for the second quarter. While credit actions during this year have depressed our short-term profitability, the medium to long-term outlook for the Bank remains positive,” added Mr. Shriner.

Executive Summary

•	Total deposits were $2.662 billion at June 30, 2025 compared to $2.687 billion at March 31, 2025.

•	Net interest margin was 2.80 percent for the second quarter of 2025, compared to 2.59 percent for the first quarter of 2025, and 2.60 percent for the second quarter of 2024.

•	Total yield on interest-earning assets was 5.24 percent for the second quarter of 2025, compared to 5.20 percent for the first quarter of 2025, and 5.43 percent for the second quarter of 2024.

•

Total cost of interest-bearing liabilities decreased 17 basis points to 3.16 percent for the second quarter of 2025, compared to 3.33 percent for the first quarter of 2025, and decreased 40 basis points from 3.56 percent for the second quarter of 2024.

•	The efficiency ratio for the second quarter was 60.6 percent compared to 61.6 percent in the prior quarter, and 68.6 percent in the second quarter of 2024.

•	The annualized return on average assets ratio for the second quarter was 0.42 percent, compared to (0.95) percent in the prior quarter, and 0.30 percent in the second quarter of 2024.

•	The annualized return on average equity ratio for the second quarter was 4.6 percent, compared to (10.4) percent in the prior quarter, and 3.5 percent in the second quarter of 2024.

•

The provision for credit losses was $4.9 million in the second quarter of 2025 compared to $20.8 million for the first quarter of 2025. In the second quarter of 2024, the Bank recorded a provision of $2.4 million.

•

The allowance for credit losses (“ACL”) as a percentage of non-accrual loans was 49.8 percent at June 30, 2025 compared to 51.6 percent for the prior quarter-end and 108.6 percent at June 30, 2024. Total non-accrual loans were $101.8 million at June 30, 2025, $99.8 million at March 31, 2025 and $32.4 million at June 30, 2024.

•	Total loans receivable, net of the allowance for credit losses, of $2.860 billion at June 30, 2025, decreased from $3.162 billion at June 30, 2024.

BCBP Reports Second Quarter 2025 Results

July 28, 2025

Balance Sheet Review

Total assets decreased by $218.7 million, or 6.1 percent, to $3.380 billion at June 30, 2025, from $3.599 billion at December 31, 2024. The decrease in total assets was mainly related to a decrease in net loans and cash and cash equivalents.

Total cash and cash equivalents decreased by $110.4 million, or 34.8 percent, to $206.9 million at June 30, 2025, from $317.3 million at December 31, 2024. The decrease in cash was primarily due to the reduction of the Bank’s exposure to wholesale funding by paying down high cost brokered deposits and FHLB advances.

Loans receivable, net, decreased by $135.8 million, or 4.5 percent, to $2.860 billion at June 30, 2025, from $2.996 billion at December 31, 2024. Total loan decreases during the period included decreases totaling $125.0 million in commercial real estate and multi-family loans, construction loans, commercial business, business express and 1-4 family residential loans. The allowance for credit losses increased $15.9 million to $50.7 million, or 49.8 percent of non-accruing loans and 1.74 percent of gross loans, at June 30, 2025, as compared to an allowance for credit losses of $34.8 million, or 77.8 percent of non-accruing loans and 1.15 percent of gross loans, at December 31, 2024.

Total investment securities increased by $28.8 million, or 25.9 percent, to $140.0 million at June 30, 2025, from $111.2 million at December 31, 2024, representing current year purchases.

Deposits decreased by $89.3 million, or 3.2 percent, to $2.662 billion at June 30, 2025, from $2.751 billion at December 31, 2024. Brokered deposits and transaction accounts decreased $119.4 million and $29.6 million, respectively, and were offset by increases in money market accounts, certificate of deposit accounts and savings accounts which totaled $61.7 million.

Debt obligations decreased by $119.6 million to $378.7 million at June 30, 2025 from $498.3 million at December 31, 2024, due to maturities and paydowns of our FHLB advances. The weighted average interest rate of FHLB advances was 4.18 percent at June 30, 2025 and 4.35 percent at December 31, 2024. The weighted average maturity of FHLB advances as of June 30, 2025 was 0.79 years. The interest rate of our subordinated debt balances was 9.25 percent at June 30, 2025 and at December 31, 2024.

Stockholders’ equity decreased by $8.2 million, or 2.5 percent, to $315.7 million at June 30, 2025, from $323.9 million at December 31, 2024. The decrease was attributable to the decrease in retained earnings of $11.2 million, or 7.9 percent, to $130.6 million at June 30, 2025 from $141.9 million at December 31, 2024 caused largely by the $8.3 million loss in the first quarter of 2025, due to additions to the allowance for credit losses. Offsetting this were increases totaling $3.0 million consisting of a decrease in accumulated other comprehensive loss due to rate improvements and additional paid in capital on stock purchased during the quarter.

Second Quarter 2025 Income Statement Review

Net income was $3.6 million for the quarter ended June 30, 2025 and $2.8 million for the quarter ended June 30, 2024. This increase was, primarily, driven by a $4.9 million loss on sale of loans that depressed the earnings in the second quarter of 2024. This was offset, somewhat, by the Bank recording $2.5 million more in loan loss provisioning, $1.3 million more in non-interest expense and $537 thousand less in net interest income in the second quarter of 2025 as compared with the second quarter of 2024.

Interest income decreased by $6.3 million, or 12.7 percent, to $43.2 million for the second quarter of 2025 from $49.4 million for the second quarter of 2024. The average balance of interest-earning assets decreased $332.4 million, or 9.1 percent, to $3.307 billion for the second quarter of 2025 from $3.639 billion for the second quarter of 2024, while the average yield decreased 19 basis points to 5.24 percent for the second quarter of 2025 from 5.43 percent for the second quarter of 2024.

Interest expense decreased by $5.7 million to $20.1 million for the second quarter of 2025 from $25.8 million for the second quarter of 2024. The decrease resulted from a decrease in the average rate paid on interest-bearing liabilities of 40 basis points to 3.16 percent for the second quarter of 2025 from 3.56 percent for the second quarter of 2024, while the average balance of interest-bearing liabilities decreased by $348.5 million to $2.549 billion for the second quarter of 2025 from $2.897 billion for the second quarter of 2024.

BCBP Reports Second Quarter 2025 Results

July 28, 2025

The net interest margin was 2.80 percent for the second quarter of 2025 compared to 2.60 percent for the second quarter of 2024. The increase in the net interest margin compared to the second quarter of 2024 was the result of a decrease in the cost of interest-bearing liabilities, offset by a decrease in the yield on interest-earning assets.

During the second quarter of 2025, the Company recognized $5.7 million in net charge-offs compared to $1.8 million in net charge-offs in the second quarter of 2024. The Bank had non-accrual loans totaling $101.8 million, or 3.50 percent of gross loans, at June 30, 2025 as compared to $44.7 million, or 1.48 percent of gross loans, at December 31, 2024. The allowance for credit losses on loans was $50.7 million, or 1.74 percent of gross loans, at June 30, 2025, and $34.8 million, or 1.15 percent of gross loans, at December 31, 2024. The provision for credit losses was $4.9 million for the second quarter of 2025 compared to $2.4 million for the second quarter of 2024. Management believes that the allowance for credit losses on loans was adequate at June 30, 2025 and December 31, 2024.

Non-interest income increased by $5.3 million to $2.1 million for the second quarter of 2025 from a loss of $3.2 million in the second quarter of 2024. The increase in total non-interest income was mainly related to a $4.9 million loss on the sale of loans in the second quarter of 2024 and increases in fee and service charge income, BOLI income, and gains on equity securities of $186 thousand, $115 thousand, and $114 thousand, respectively.

Non-interest expense increased by $1.3 million, or 9.2 percent, to $15.3 million for the second quarter of 2025 when compared to non-interest expense of $14.0 million for the second quarter of 2024. The increase in these expenses for the second quarter of 2025 was primarily driven by salaries and employee benefits and data processing and communication costs which increased $721 thousand and $374 thousand, respectively.

The income tax provision increased by $292 thousand, to an income tax provision of $1.5 million for the second quarter of 2025 when compared to a $1.2 million provision for the second quarter of 2024. The consolidated effective tax rate was 29.0 percent for the second quarter of 2025 compared to 29.2 percent for the second quarter of 2024.

Year-to-Date Income Statement Review

Net income decreased by $13.4 million, or 154.8 percent, to a loss of $4.8 million for the first six months of 2025 from earnings of $8.7 million for the first six months of 2024. The decrease in net income was driven, primarily, by provisioning for loan loss expense being $21.2 million higher, net interest income being $1.7 million lower, and non-interest expense being $1.1 million higher. This was partly offset by the income tax provision being lower by $5.6 million and non-interest income being higher by $5.0 million.

Net interest income was $1.7 million lower as interest income decreased by $11.4 million, or 11.5 percent, to $87.4 million for the first six months of 2025, from $98.7 million for the first six months of 2024, and interest expense decreased $9.7 million for the same period. The average balance of interest-earning assets decreased $294.5 million, or 8.0 percent, to $3.375 billion for the first six months of 2025, from $3.669 billion for the first six months of 2024, while the average yield decreased 16 basis points to 5.22 percent from 5.38 percent for the comparable period. The decrease in interest earning assets was primarily a result of loans and interest-bearing bank balances declining $309.2 million and $15.2 million, respectively. This was offset by an increase in investment securities of $29.9 million. Interest expense decreased by $9.7 million, or 18.6 percent, to $42.3 million for 2025, from $51.9 million for 2024. This decrease resulted primarily from interest on deposits which decreased $9.2 million. Interest on borrowed money declined $506 thousand for the same period. Average deposits declined $247.2 million and the average rate paid on deposits declined 44 basis points to 2.91 percent. Average borrowings decreased $55.5 million for the same period. The average rate paid on borrowings increased by 37 basis points to 4.86 percent.

Net interest margin was 2.70 percent for the first six months of 2025, compared to 2.55 percent for the first six months of 2024. The increase in the net interest margin compared to the prior period was the result of a decrease in the cost of the Company’s interest-bearing liabilities, by 30 basis points to 3.25 percent. Offsetting that, somewhat, was a decrease in the rate earned on earning assets, which decreased 16 basis points to 5.22 percent.

BCBP Reports Second Quarter 2025 Results

July 28, 2025

During the first six months of 2025, the Company experienced $9.9 million in net charge offs compared to $2.9 million in net charge offs for the same period in 2024. The provision for credit losses increased from $4.5 million during the first six months of 2024 to $25.7 million for the first six months of 2025, primarily driven by a previously reported $13.7 million specific reserve tied to a $34.2 million loan in the cannabis sector. The Company’s cannabis loan portfolio had a balance of $103.0 million as of the end of the second quarter. The cannabis industry is facing operating challenges and the Bank’s cannabis loan portfolio, largely secured by real estate, poses an increased amount of credit risk. The portfolio has some larger relationships that could require material reserves in future periods if the operating headwinds persist.

Non-interest income increased by $5.0 million for the first six months of 2025 from a loss of $1.1 million for the first six months of 2024. In 2024, the Bank recorded a loss on sale of loans of $4.8 million. Fees and service charges and income on BOLI also increased $144 thousand and $48 thousand for the same period.

Non-interest expense increased by $1.1 million, or 3.8 percent, to $29.9 million for the first six months of 2025 from $28.8 million for the same period in 2024. The increase in operating expenses for 2025 was driven primarily by salaries and employee benefits which increased $1.1 million for the first six months of 2025 compared to the same period in 2024. Data processing costs and professional fees also increased, by $365 thousand and $260 thousand, respectively. Offsetting this was a decrease in regulatory fees and assessments of $582 thousand.

The income tax provision decreased by $5.6 million or 153.3 percent, to an income tax credit of $1.9 million for the first six months of 2025 when compared to a $3.6 million provision for the same period in 2024. The decrease in the income tax provision was a result of the lower taxable income for the six months ended June 30, 2025 compared to the same period in 2024. The consolidated effective tax rate was 28.9 percent for the first six months of 2025 compared to 29.4 percent for the first six months of 2024.

Asset Quality

During the second quarter of 2025, the Company recognized $5.7 million in net charge offs, compared to $1.8 million in net charge-offs for the second quarter of 2024.

The Bank had non-accrual loans totaling $101.8 million, or 3.50 percent of gross loans, at June 30, 2025, as compared to $32.4 million, or 1.01 percent of gross loans, at June 30, 2024. More than 60 percent of the non-accrual loans are current with all payments of principal, interest, taxes and insurance, including the previously mentioned loan that has been allocated a specific reserve. However, even though the normal standard for non-accrual is a 90-day delinquency, logic and transparency dictates that this population of loans possess certain weaknesses that are beyond payment status and therefore, even though they are current, they should be placed on non-accrual. Although our borrowers have made payment of their loan obligations to BCB a priority, our evaluation of their financial condition causes some concern about their continued ability to do so. The allowance for credit losses was $50.7 million, or 1.74 percent of gross loans, at June 30, 2025, and $35.2 million, or 1.10 percent of gross loans, at June 30, 2024. The allowance for credit losses was 49.8 percent of non-accrual loans at June 30, 2025, and 108.6 percent of non-accrual loans at June 30, 2024.

BCBP Reports Second Quarter 2025 Results

July 28, 2025

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-three branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and four branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of global tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause increased loan delinquencies, a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations. Other factors that could cause future results to vary materially from current management expectations as reflected in our forward-looking statements include, but are not limited to: our ability to manage liquidity and capital in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages, the global impact of the military conflicts in the Ukraine and the Middle East; unfavorable economic conditions in the United States generally and particularly in our primary market area; the Company’s ability to effectively attract and deploy deposits; changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; the effects of declines in real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; our level of non-performing assets and the costs associated with resolving any problem loans including litigation and other costs; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in our ability to access cost-effective funding; deposit flows; legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation, or FDIC, insurance rates; monetary and fiscal policies of the federal and state governments; changes in tax policies, rates and regulations of federal, state and local tax authorities; demands for our loan products; demand for financial services; competition; changes in the securities or secondary mortgage markets; changes in management’s business strategies; changes in consumer spending; our ability to hire and retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; expanding regulatory requirements which could adversely affect operating results; civil unrest in the communities that we serve; and other factors discussed elsewhere in this report, and in other reports we filed with the SEC, including under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K filed for the year ended December 31, 2024, and our other periodic reports that we file with the SEC.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

BCBP Reports Second Quarter 2025 Results

July 28, 2025

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release also contains certain supplemental Non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s financial results for the periods in question.

The Company provides measurements and ratios based on tangible stockholders’ equity and efficiency ratios. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors. For a reconciliation of GAAP to Non-GAAP financial measures included in this press release, see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

BCBP Reports Second Quarter 2025 Results

July 28, 2025

	Statements of Operations - Three Months Ended,
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025 vs. Mar 31, 2025	June 30, 2025 vs. June 30, 2024
Interest and dividend income:	(In thousands, except per share amounts, Unaudited)
Loans, including fees	$38,650	$38,927	$44,036	-0.7%	-12.2%
Mortgage-backed securities	765	561	297	36.4%	157.6%
Other investment securities	1,057	968	1,006	9.2%	5.1%
FHLB stock and other interest-earning assets	2,709	3,736	4,106	-27.5%	-34.0%

Total interest and dividend income	43,181	44,192	49,445	-2.3%	-12.7%

Interest expense:
Deposits:
Demand	5,584	5,418	5,349	3.1%	4.4%
Savings and club	217	151	152	43.7%	42.8%
Certificates of deposit	9,170	10,762	14,571	-14.8%	-37.1%

	14,971	16,331	20,072	-8.3%	-25.4%
Borrowings	5,108	5,856	5,734	-12.8%	-10.9%

Total interest expense	20,079	22,187	25,806	-9.5%	-22.2%

Net interest income	23,102	22,005	23,639	5.0%	-2.3%
Provision for credit losses	4,891	20,845	2,438	-76.5%	100.6%

Net interest income after provision for credit losses	18,211	1,160	21,201	1469.9%	-14.1%

Non-interest income income (loss) :
Fees and service charges	1,305	1,173	1,119	11.3%	16.6%
Loss on sales of loans	—	—	(4,851)	0.0%	-100.0%
Realized and unrealized gain (loss) on equity investments	(108)	(115)	(222)	-6.1%	-51.4%
Bank-owned life insurance (“BOLI”) income	786	608	671	29.3%	17.1%
Other	93	125	49	-25.6%	89.8%

Total non-interest income (loss)	2,076	1,791	(3,234)	15.9%	-164.2%

Non-interest expense:
Salaries and employee benefits	7,713	7,403	6,992	4.2%	10.3%
Occupancy and equipment	2,502	2,723	2,529	-8.1%	-1.1%
Data processing and communications	2,046	1,844	1,672	11.0%	22.4%
Professional fees	767	692	604	10.8%	27.0%
Director fees	313	418	254	-25.1%	23.2%
Regulatory assessment fees	804	709	953	13.4%	-15.6%
Advertising and promotions	216	179	253	20.7%	-14.6%
Other	907	692	730	31.1%	24.2%

Total non-interest expense	15,268	14,660	13,987	4.1%	9.2%

Income (Loss) before income tax provision	5,019	(11,709)	3,980	-142.9%	26.1%
Income tax provision (benefit)	1,455	(3,385)	1,163	-143.0%	25.1%

Net Income (Loss)	3,564	(8,324)	2,817	-142.8%	26.5%
Preferred stock dividends	482	482	448	0.0%	7.7%

Net Income (Loss) available to common stockholders	$3,082	$(8,806)	$2,369	-135.0%	30.1%

Net Income (Loss) per common share-basic and diluted
Basic	$0.18	$(0.51)	$0.14	-134.9%	28.8%

Diluted	$0.18	$(0.51)	$0.14	-134.9%	28.8%

Weighted average number of common shares outstanding
Basic	17,175	17,113	17,005	0.4%	1.0%

Diluted	17,175	17,113	17,005	0.4%	1.0%

BCBP Reports Second Quarter 2025 Results

July 28, 2025

	Statements of Operations - Six Months Ended,
	June 30, 2025	June 30, 2024	June 30, 2025 vs. June 30, 2024
Interest and dividend income:	(In thousands, except per share amounts, Unaudited)
Loans, including fees	$77,577	$87,758	-11.6%
Mortgage-backed securities	1,326	602	120.3%
Other investment securities	2,025	1,981	2.2%
FHLB stock and other interest-earning assets	6,445	8,389	-23.2%

Total interest and dividend income	87,373	98,730	-11.5%

Interest expense:
Deposits:
Demand	11,002	10,606	3.7%
Savings and club	368	318	15.7%
Certificates of deposit	19,932	29,554	-32.6%

	31,302	40,478	-22.7%
Borrowings	10,964	11,470	-4.4%

Total interest expense	42,266	51,948	-18.6%

Net interest income	45,107	46,782	-3.6%
Provision for credit losses	25,736	4,526	468.6%

Net interest income after provision for credit losses	19,371	42,256	-54.2%

Non-interest income (loss):
Fees and service charges	2,478	2,334	6.2%
Loss on sales of loans	—	(4,806)	-100.0%
Realized and unrealized loss on equity investments	(223)	(92)	142.4%
Bank-owned life insurance (“BOLI”) income	1,394	1,346	3.6%
Other	218	93	134.4%

Total non-interest income (loss)	3,867	(1,125)	-443.7%

Non-interest expense:
Salaries and employee benefits	15,116	13,973	8.2%
Occupancy and equipment	5,225	5,173	1.0%
Data processing and communications	3,890	3,525	10.4%
Professional fees	1,459	1,199	21.7%
Director fees	731	531	37.7%
Regulatory assessments	1,513	2,095	-27.8%
Advertising and promotions	395	469	-15.8%
Other	1,599	1,860	-14.0%

Total non-interest expense	29,928	28,825	3.8%

(Loss) Income before income tax provision	(6,690)	12,306	-154.4%
Income tax (benefit) provision	(1,930)	3,623	-153.3%

Net (Loss) Income	(4,760)	8,683	-154.8%
Preferred stock dividends	964	882	9.3%

Net (Loss) Income available to common stockholders	$(5,724)	$7,801	-173.4%

Net (Loss) Income per common share-basic and diluted
Basic	$(0.33)	$0.46	-172.6%

Diluted	$(0.33)	$0.46	-172.6%

Weighted average number of common shares outstanding
Basic	17,144	16,968	1.0%

Diluted	17,144	16,968	1.0%

BCBP Reports Second Quarter 2025 Results

July 28, 2025

Statements of Financial Condition	June 30, 2025	March 31, 2025	December 31, 2024	June 30, 2025 vs. March 31, 2025	June 30, 2025 vs. December 31, 2024
ASSETS	(In Thousands, Unaudited)
Cash and amounts due from depository institutions	$11,939	$11,977	$14,075	-0.3%	-15.2%
Interest-earning deposits	194,913	240,773	303,207	-19.0%	-35.7%

Total cash and cash equivalents	206,852	252,750	317,282	-18.2%	-34.8%

Interest-earning time deposits	735	735	735	—	—
Debt securities available for sale	130,776	116,496	101,717	12.3%	28.6%
Equity investments	9,249	9,357	9,472	-1.2%	-2.4%
Loans held for sale	488	—	—	—	—
Loans receivable, net of allowance for credit losses on loans of $50,658, $51,484 and $34,789, respectively	2,860,453	2,917,610	2,996,259	-2.0%	-4.5%
Federal Home Loan Bank of New York (“FHLB”) stock, at cost	18,762	22,066	24,272	-15.0%	-22.7%
Premises and equipment, net	12,253	12,474	12,569	-1.8%	-2.5%
Accrued interest receivable	15,847	16,354	15,176	-3.1%	4.4%
Deferred income taxes	21,750	22,814	17,181	-4.7%	26.6%
Goodwill and other intangibles	5,253	5,253	5,253	0.0%	0.0%
Operating lease right-of-use asset	12,006	12,622	12,686	-4.9%	-5.4%
Bank-owned life insurance (“BOLI”)	77,434	76,648	76,040	1.0%	1.8%
Other assets	8,603	8,643	10,476	-0.5%	-17.9%

Total Assets	$3,380,461	$3,473,822	$3,599,118	-2.7%	-6.1%

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing deposits	$539,093	$542,621	$520,387	-0.7%	3.6%
Interest bearing deposits	2,122,441	2,143,887	2,230,471	-1.0%	-4.8%

Total deposits	2,661,534	2,686,508	2,750,858	-0.9%	-3.2%
FHLB advances	335,636	405,499	455,361	-17.2%	-26.3%
Subordinated debentures	43,086	43,024	42,961	0.1%	0.3%
Operating lease liability	12,479	13,087	13,139	-4.6%	-5.0%
Other liabilities	11,991	10,982	12,874	9.2%	-6.9%

Total Liabilities	3,064,726	3,159,100	3,275,193	-3.0%	-6.4%

STOCKHOLDERS’ EQUITY
Preferred stock: $0.01 par value, 10,000 shares authorized	—	—	—	—	—
Additional paid-in capital preferred stock	25,243	25,243	24,723	0.0%	2.1%
Common stock: no par value, 40,000 shares authorized	—	—	—	0.0%	0.0%
Additional paid-in capital common stock	202,311	201,804	200,935	0.3%	0.7%
Retained earnings	130,627	130,291	141,853	0.3%	-7.9%
Accumulated other comprehensive loss	(4,099)	(4,269)	(5,239)	-4.0%	-21.8%
Treasury stock, at cost	(38,347)	(38,347)	(38,347)	0.0%	0.0%

Total Stockholders’ Equity	315,735	314,722	323,925	0.3%	-2.5%

Total Liabilities and Stockholders’ Equity	$3,380,461	$3,473,822	$3,599,118	-2.7%	-6.1%

Outstanding common shares	17,194	17,163	17,063

BCBP Reports Second Quarter 2025 Results

July 28, 2025

	Three Months Ended June 30,
	2025			2024
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$2,933,851	$38,650	5.28%	$3,246,612	$44,036	5.43%
Investment Securities	133,900	1,822	5.44%	95,241	1,303	5.47%
Other Interest-earning assets (6)	239,245	2,709	4.54%	297,574	4,106	5.52%

Total Interest-earning assets	3,306,996	43,181	5.24%	3,639,428	49,445	5.43%

Non-interest-earning assets	113,206			123,550

Total assets	$3,420,202			$3,762,978

Interest-bearing liabilities:
Interest-bearing demand accounts	$529,120	$2,230	1.69%	$546,391	$2,279	1.67%
Money market accounts	418,014	3,354	3.22%	370,204	3,070	3.32%
Savings accounts	258,696	217	0.34%	267,919	152	0.23%
Certificates of Deposit	921,140	9,170	3.99%	1,202,306	14,571	4.85%

Total interest-bearing deposits	2,126,970	14,971	2.82%	2,386,819	20,072	3.36%
Borrowed funds	422,022	5,108	4.85%	510,634	5,734	4.49%

Total interest-bearing liabilities	2,548,992	20,079	3.16%	2,897,452	25,806	3.56%

Non-interest-bearing liabilities	557,177			545,269

Total liabilities	3,106,169			3,442,721
Stockholders’ equity	314,033			320,257

Total liabilities and stockholders’ equity	$3,420,202			$3,762,978

Net interest income		$23,102			$23,639

Net interest rate spread(1)			2.08%			1.87%

Net interest margin(2)			2.80%			2.60%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.
(6)	Includes Federal Home Loan Bank of New York Stock.

BCBP Reports Second Quarter 2025 Results

July 28, 2025

	Six Months Ended June 30,
	2025			2024
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$2,964,023	$77,577	5.28%	$3,273,200	$87,758	5.36%
Investment Securities	125,598	3,351	5.38%	95,747	2,583	5.40%
Other interest-earning assets (6)	285,271	6,445	4.56%	300,433	8,389	5.58%

Total Interest-earning assets	3,374,892	87,373	5.22%	3,669,380	98,730	5.38%

Non-interest-earning assets	119,558			124,477

Total assets	$3,494,450			$3,793,857

Interest-bearing liabilities:
Interest-bearing demand accounts	$544,756	$4,598	1.70%	$553,290	$4,509	1.63%
Money market accounts	406,214	6,404	3.18%	369,650	6,097	3.30%
Savings accounts	255,479	368	0.29%	272,825	318	0.23%
Certificates of Deposit	963,171	19,932	4.17%	1,221,056	29,554	4.84%

Total interest-bearing deposits	2,169,620	31,302	2.91%	2,416,821	40,478	3.35%
Borrowed funds	455,036	10,964	4.86%	510,569	11,470	4.49%

Total interest-bearing liabilities	2,624,656	42,266	3.25%	2,927,390	51,948	3.55%

Non-interest-bearing liabilities	550,454			548,985

Total liabilities	3,175,110			3,476,375
Stockholders’ equity	319,340			317,482

Total liabilities and stockholders’ equity	$3,494,450			$3,793,857

Net interest income		$45,107			$46,782

Net interest rate spread(1)			1.97%			1.83%

Net interest margin(2)			2.70%			2.55%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.
(6)	Includes Federal Home Loan Bank of New York Stock.

BCBP Reports Second Quarter 2025 Results

July 28, 2025

	Financial Condition data by quarter
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	(In thousands, except book values)
Total assets	$3,380,461	$3,473,822	$3,599,118	$3,613,770	$3,793,941
Cash and cash equivalents	206,852	252,750	317,282	243,123	326,870
Securities	140,025	125,853	111,189	108,302	94,965
Loans receivable, net	2,860,453	2,917,610	2,996,259	3,087,914	3,161,925
Deposits	2,661,534	2,686,508	2,750,858	2,724,580	2,935,239
Borrowings	378,722	448,523	498,322	533,466	510,710
Stockholders’ equity	315,735	314,722	323,925	328,113	320,732
Book value per common share[1]	$16.89	$16.87	$17.54	$17.50	$17.17
Tangible book value per common share[2]	$16.59	$16.56	$17.23	$17.19	$16.86

	Operating data by quarter
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	(In thousands, except for per share amounts)
Net interest income	$23,102	$22,005	$22,194	$23,045	$23,639
Provision for credit losses	4,891	20,845	4,154	2,890	2,438
Non-interest income (loss)	2,076	1,791	938	3,127	(3,234)
Non-interest expense	15,268	14,660	14,367	13,929	13,987
Income tax (benefit) expense	1,455	(3,385)	1,339	2,685	1,163

Net (loss) income	$3,564	$(8,324)	$3,272	$6,668	$2,817

Net (loss) income per diluted share	$0.18	$(0.51)	$0.16	$0.36	$0.14

Common Dividends declared per share	$0.16	$0.16	$0.16	$0.16	$0.16

	Financial Ratios(3)
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Return on average assets	0.42%	(0.95%)	0.36%	0.72%	0.30%
Return on average stockholders’ equity	4.55%	(10.40%)	4.04%	8.29%	3.52%
Net interest margin	2.80%	2.59%	2.53%	2.58%	2.60%
Stockholders’ equity to total assets	9.34%	9.06%	9.00%	9.08%	8.45%
Efficiency Ratio[4]	60.64%	61.61%	62.11%	53.22%	68.55%

	Asset Quality Ratios
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	(In thousands, except for ratio %)
Non-Accrual Loans	$101,764	$99,833	$44,708	$35,330	$32,448
Non-Accrual Loans as a % of Total Loans	3.50%	3.36%	1.48%	1.13%	1.01%
ACL as % of Non-Accrual Loans	49.8%	51.6%	77.8%	98.2%	108.6%
Individually Analyzed Loans	153,428	122,517	83,399	66,048	60,798
Classified Loans	266,847	251,989	152,714	98,316	87,033

(1)	Calculated by dividing stockholders’ equity, less preferred equity, to shares outstanding.
(2)

Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less goodwill and preferred stock. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

(3)	Ratios are presented on an annualized basis, where appropriate.
(4)

The Efficiency Ratio, a non-GAAP measure, was calculated by dividing non-interest expense by the total of net interest income and non-interest income. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

BCBP Reports Second Quarter 2025 Results

July 28, 2025

	Recorded Investment in Loans Receivable by quarter
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	(In thousands)
Residential one-to-four family	$230,917	$232,456	$239,870	$241,050	$242,706
Commercial and multi-family	2,177,268	2,221,218	2,246,677	2,296,886	2,340,385
Construction	116,214	118,779	135,434	146,471	173,207
Commercial business	315,333	330,358	342,799	371,365	375,355
Home equity	71,587	66,479	66,769	67,566	66,843
Consumer	2,075	2,271	2,235	2,309	2,053

	$2,913,394	$2,971,561	$3,033,784	$3,125,647	$3,200,549
Less:
Deferred loan fees, net	(2,283)	(2,467)	(2,736)	(3,040)	(3,381)
Allowance for credit losses	(50,658)	(51,484)	(34,789)	(34,693)	(35,243)

Total loans, net	$2,860,453	$2,917,610	$2,996,259	$3,087,914	$3,161,925

	Non-Accruing Loans in Portfolio by quarter
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	(In thousands)
Residential one-to-four family	$1,436	$1,138	$1,387	$410	$350
Commercial and multi-family	91,480	89,296	32,974	27,693	27,796
Construction	586	586	586	586	586
Commercial business	7,769	8,374	9,530	6,498	3,673
Home equity	493	439	231	123	43
Consumer	—	—	—	20	—

Total:	$101,764	$99,833	$44,708	$35,330	$32,448

	Distribution of Deposits by quarter
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	(In thousands)
Demand:
Non-Interest Bearing	$539,093	$542,620	$520,387	$528,089	$523,816
Interest Bearing	503,336	537,468	553,731	527,862	549,239
Money Market	428,397	405,793	395,004	366,655	371,689

Sub-total:	$1,470,826	$1,485,881	$1,469,122	$1,422,606	$1,444,744
Savings and Club	258,585	254,732	252,491	255,115	258,680
Certificates of Deposit	932,123	945,895	1,029,245	1,046,859	1,231,815

Total Deposits:	$2,661,534	$2,686,508	$2,750,858	$2,724,580	$2,935,239

BCBP Reports Second Quarter 2025 Results

July 28, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures by quarter

	Tangible Book Value per Share
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	(In thousands, except per share amounts)
Total Stockholders’ Equity	$315,735	$314,722	$323,925	$328,113	$320,732
Less: goodwill	5,253	5,253	5,253	5,253	5,253
Less: preferred stock	25,243	25,243	24,723	29,763	28,403

Total tangible common stockholders’ equity	285,239	284,226	293,949	293,097	287,076
Shares common shares outstanding	17,194	17,163	17,063	17,048	17,029
Book value per common share	$16.89	$16.87	$17.54	$17.50	$17.17

Tangible book value per common share	$16.59	$16.56	$17.23	$17.19	$16.86

	Efficiency Ratios
	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	(In thousands, except for ratio %)
Net interest income	$23,102	$22,005	$22,194	$23,045	$23,639
Non-interest income (loss)	2,076	1,791	938	3,127	(3,234)

Total income	25,178	23,796	23,132	26,172	20,405
Non-interest expense	15,268	14,660	14,367	13,929	13,987

Efficiency Ratio	60.64%	61.61%	62.11%	53.22%	68.55%